UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 6, 2006

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction	(Commission	(I.R.S. Employer Identification No.)
of incorporation)	File Number)

5050 Lincoln Drive
	Edina, Minnesota	55436-1097
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 351-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 6, 2006, Alliant Techsystems Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) under which it agreed to sell $300.0 million aggregate principal amount of 2.75% Convertible Senior Subordinated Notes due 2011 (the “Notes”), including $30.0 million aggregate principal amount of Notes pursuant an over-allotment option, to the Initial Purchasers named therein (collectively, the “Initial Purchasers”) in a private placement. A copy of the Purchase Agreement is attached as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

The closing of the sale of the Notes occurred on September 12, 2006. The Notes and the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable in certain circumstances upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes are governed by an indenture dated as of September 12, 2006 (the “Indenture”), between the Company, the subsidiary guarantors listed therein and The Bank of New York, N.A., as trustee (the “Trustee”). A copy of the Indenture is attached as Exhibit 4.1 to this current report on Form 8-K and is incorporated herein by reference.  The description of the terms of the Indenture in this Item 1.01 is qualified in its entirety by reference to such exhibit.

The Notes are guaranteed on an unsecured, senior subordinated basis by substantially all of the subsidiaries of the Company. The subsidiary guarantees will remain in effect only to the extent these subsidiaries otherwise guarantee any of the senior subordinated indebtedness of the Company.

The Notes are the direct, unsecured, senior subordinated obligations of the Company. The Notes rank junior to all existing and future senior indebtedness, equal in priority with all existing and future unsecured, senior subordinated indebtedness, and senior in right of payment to any subordinated indebtedness that the Company may incur in the future. The Notes effectively rank junior to all of the existing and future secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness. The Notes effectively rank junior to the non-guarantor subsidiaries’ indebtedness and other liabilities, including trade payables. The subsidiary guarantees of the Notes rank junior in right of payment to senior indebtedness of the subsidiary guarantors and equal in priority with senior subordinated indebtedness of the subsidiary guarantors, including their guarantees of the 6 3/4% senior subordinated notes due 2016, the 3.00% convertible senior subordinated notes due 2024, and the 2.75% convertible senior subordinated notes due 2024 of the Company. As of July 2, 2006, long-term debt, including current maturities, consisted of $1,191 million, $311 million of which was senior indebtedness. As of August 30, 2006, $68.5 million of additional long term debt was outstanding under the Company’s revolving credit facility. The Company’s nonguarantor subsidiaries had de minimus levels of indebtedness and other liabilities outstanding, including trade debt.

The Notes will bear interest at a rate of 2.75% per year, payable semiannually in arrears on March 15 and September 15 of each year, beginning on March 15, 2007. The Notes will mature on September 15, 2011.

Prior to the maturity date, holders may surrender the Notes for conversion into shares of Common Stock, at a conversion rate of 10.3617 shares of Common Stock per $1,000 principal amount of notes (equal to a conversion price of approximately $96.51 per share), subject to adjustment, in the following circumstances:

•                  during any fiscal quarter commencing after December 31, 2006, if the last reported sale price of Common Stock is greater than or equal to 130% of the conversion price for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter;

•                  upon the occurrence of specified corporate transactions described in the Indenture; or

•                  at any time on or after August 15, 2011, through the business day preceding maturity.

Upon conversion, in lieu of shares of Common Stock, for each $1,000 principal amount of Notes a holder will receive an amount in cash equal to the lesser of (i) $1,000 and (ii) the conversion value, determined in the manner set forth in the Indenture. If the conversion value exceeds $1,000, the Company will also deliver, at its election, cash or common stock or a combination of cash and common stock for the conversion value in excess of $1,000.

If a holder elects to convert its Notes in connection with certain fundamental changes that occur prior to maturity, the Company will in certain circumstances increase the conversion rate by a number of additional shares of Common Stock upon conversion or, in lieu thereof, may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that the Notes are convertible into shares of the acquiring or surviving company, in each case as described in the Indenture.

If the Company undergoes a fundamental change (as defined in the Indenture) prior to maturity, holders of the Notes will have the right, subject to certain conditions, to require the Company to repurchase in cash all or a portion of the Notes at a repurchase price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest, including additional amounts, if any, up to but excluding the date of repurchase.

The Company has agreed for the benefit of holders to use its reasonable efforts to cause to become effective by March 11, 2007, a shelf registration statement with respect to the resale of the Notes and the shares of common stock issuable upon conversion of the Notes. The Company will use its reasonable efforts to keep such shelf registration statement effective for a period of two years after the closing of this offering or until the earlier of (i) the sale or transfer pursuant to the shelf registration statement of the Notes and the common stock issuable upon conversion of the Notes and (ii) the date when holders, other than holders that are “affiliates” of the Company, of the Notes and the common stock issuable upon conversion of the Notes are able to sell all such securities immediately without restriction pursuant to the volume limit provisions of Rule 144 under the Securities Act or any successor rule or otherwise. The Company will be required to pay additional interest, subject to some limitations, to the holders of the Notes if it fails to timely register the Notes.  A copy of the Registration Rights Agreement among the Company and the other parties named therein, dated as of September 12, 2006, is attached as Exhibit 4.2 to this current report on Form 8-K and is incorporated herein by reference.  The description of the terms of the Registration Rights Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit.

In connection with the sale of the Notes, the Company entered into a convertible note hedge transaction with respect to its Common Stock (the “Note Hedge”) with Bank of America N.A. (“BofA”). The Note Hedge covers, subject to customary anti-dilution adjustments, approximately 3.11 million shares of Common Stock at a strike price of approximately $96.51. The Note Hedge will expire upon the maturity of the Notes. The Company paid an aggregate amount of approximately $50.85 million for the Option.

The Company also entered into separate warrant transactions whereby the Company sold to BofA warrants to acquire, subject to customary anti-dilution adjustments, approximately 3.26 million shares of Common Stock (the “Warrants”) at a strike price of approximately $116.75 per share of Common Stock. The Warrants will terminate in components over a 90 trading day period commencing 90 days after the maturity of the Notes. The Company received aggregate proceeds of approximately $23.2 million from the sale of the Warrants.

In connection with the Note Hedge and the Warrants, on September 6, 2006, the Company and BofA entered into International Swaps and Derivatives Association, Inc. (“ISDA”) confirmation letters to the 2002 ISDA Master Agreement (collectively, the “Confirmations”). The Confirmations are filed as Exhibits 99.1 and 99.2 to this current report on Form 8-K and incorporated by reference herein.  The description of the terms of the Confirmations in this Item 1.01 is qualified in its entirety by reference to such exhibits.

The Options and Warrants are separate contracts entered into by the Company with BofA, are not part of the terms of the Notes and will not affect the holders’ rights under the Notes. The Note Hedge is expected to offset potential dilution upon conversion of the Notes in the event that the market value per share of the Common Stock at the time of exercise is greater than the strike price of the Note Hedge, which is equal to the initial conversion price of the Notes and is subject to certain adjustments that correspond to adjustments to the conversion price of the Notes.

If the market value per share of the Common Stock at the time of conversion of the Notes is above the strike price of the Note Hedge, the Note Hedge entitles the Company to receive from BofA net shares of Common Stock, cash or a combination of shares of Common Stock and cash, depending on the consideration paid on the underlying Notes, based on the excess of the then current market price of the Common Stock over the strike price of the Note Hedge. Additionally, if the market price of the Common Stock at the time of exercise of the Warrants exceeds the strike price of the Warrants, the Company will owe BofA net shares of Common Stock or cash in an amount based on the excess of the then current market price of the Common Stock over the strike price of the Warrants.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 above is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 above is incorporated herein by reference.

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The Notes and the underlying Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Neither the Warrants nor the underlying Common Stock issuable upon conversion of the Warrants have been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(a)           Financial statements: None.

(b)           Pro forma financial information: None.

(c)           Exhibits:

Exhibit 4.1 Indenture by and between Alliant Techsystems Inc., the subsidiary guarantors named therein and The Bank of New York, N.A., as trustee, dated as of September 12, 2006 (including form of Convertible Senior Subordinated Note).

Exhibit 4.2 Registration Rights Agreement by and among Alliant Techsystems Inc. and the other parties named therein dated as of September 12, 2006.

Exhibit 10.1 Purchase Agreement by and among Alliant Techsystems Inc. and the Initial Purchasers named therein dated as of September 6, 2006.

Exhibit 99.1 International Swaps and Derivatives Association, Inc. (“ISDA”) Confirmation, dated September 6, 2006, between Bank of America, N. A. and Alliant Techsystems Inc.

Exhibit 99.2 ISDA Confirmation, dated September 6, 2006, between Bank of America, N. A. and Alliant Techsystems Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.
Date: September 12, 2006	By:	Keith D. Ross
Senior Vice President, General Counsel and Secretary